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                                                                    Exhibit 99.1


SUPERIOR GALLERIES REPORTS RECORD SECOND-QUARTER AND SIX-MONTH RESULTS

         Beverly Hills, California - (Business Wire) - January 24, 2005 - Superior Galleries, Inc. ("Superior") (OTC Bulletin Board: SPGR) reported record revenues for its fiscal 2005 second quarter and the six months ended December 31, 2004. The Company recorded revenues of $8.4 million for its fiscal 2005 second quarter, an increase of $3.2 million, or 63%, from $5.2 million for the three months ended December 31, 2003. Similarly, the Company recorded revenues of $17.7 million for the first six months of fiscal 2005, an increase of $6.6 million, or 60%, from $11.1 million for the six months ended December 31, 2003. The continued strength of the rare coin market has been the primary factor in increased revenue year over year.

         The Company's quarterly net loss narrowed to $130,000 or $0.03 per share for the quarter versus a $479 ,000 or $0.11 per share loss for the prior-year quarter. For the six months ended December 31, 2004, the Company recorded a net loss of $5,000, or $0.00 per share, versus a loss of $544,000, or $0.14 per share, in the comparable period of fiscal 2004.

         Silvano DiGenova, CEO of Superior, commented, "We are excited about achieving a fourth consecutive quarter of record revenues, especially given the traditional seasonal slowness of our fiscal second quarter. We believe that our plans to expand our rare coin revenues and to improve our operating results will enable us to continue the positive performance that we have demonstrated over the past year. We look forward to sharing our growth plans in person with all participants in our conference call."

         Superior Galleries will hold a conference call on Monday, January 24, 2005 at 10:00 a.m. Pacific time to discuss growth strategies for 2005 and the financial results of its fiscal 2005 second quarter and the six-month period ended December 31, 2004.

         To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. International callers should dial (706) 679-0614. There is no pass code required for this call.

         If you are unable to participate in the call at this time, a replay will be available on Monday, January 24 at 1:00 p.m. PST, through Monday, January 31 at 9:00 p.m. PST. To access the replay dial (800) 642-1687 and enter the conference ID number 3205706. International callers please dial (706) 645-9291.

         Additionally, a transcript and audio webcast replay of the conference call will be made available on the Superior Galleries web site at www.sgbh.com following the conclusion of the live call.

         Superior Galleries, Inc. is a publicly traded company, acting as a dealer and auctioneer in rare coins and other fine collectibles. The firm markets its products through its prestigious location in Beverly Hills, California and the company's web site at www.sgbh.com.

         Included in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including express and implied statements concerning future revenues, income, results of operations, expansion plans and expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that the expectations reflected in such forward looking statements will prove to have been correct. These forward-looking statements are subject to certain risks and uncertainties, including market and other conditions that may affect our ability to expand our auction and dealer activities and control our operating costs. The company's actual results could differ materially from those anticipated in the forward looking statements as a result of certain factors including sales levels, operating costs, distribution and competition trends, consumer preferences and other market factors. Past sales performance may not be indicative of future results. No assurances are given that sales trends or sales performance on behalf of consignors or customers will continue.

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                                          SUPERIOR GALLERIES, INC.
                                           STATEMENT OF OPERATIONS
                                                 (Unaudited)
                                    (In thousands, except per share data)


                                                            Six Months Ended           Three Months Ended
                                                         December      December      December      December
                                                         31, 2004      31, 2003      31, 2004      31, 2003
                                                         ---------     ---------     ---------     ---------
Net sales                                                $ 16,768      $  9,986      $  8,255      $  4,910

Commission income                                             905         1,085           148           244
                                                         ---------     ---------     ---------     ---------
TOTAL REVENUE                                              17,673        11,071         8,403         5,154

COST OF SALES                                              14,003         8,868         6,787         4,242
                                                         ---------     ---------     ---------     ---------

GROSS PROFIT                                                3,670         2,203         1,616           912

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                3,496         2,696         1,642         1,387
                                                         ---------     ---------     ---------     ---------

Income (loss) from operations                                 174          (493)          (26)         (475)
                                                         ---------     ---------     ---------     ---------

OTHER INCOME (EXPENSE)

   Interest income                                            202           261           102           128
   Interest expense                                          (378)         (282)         (204)         (121)
   Other expense, net                                          (2)          (25)           (2)           (5)
                                                         ---------     ---------     ---------     ---------

      Total other income (expense)                           (178)          (46)         (104)            2
                                                         ---------     ---------     ---------     ---------
LOSS BEFORE PROVISION FOR TAXES                                (4)         (539)         (130)         (473)

INCOME TAX PROVISION                                            1             5            --             6
                                                         ---------     ---------     ---------     ---------

NET LOSS                                                 $     (5)     $   (544)     $   (130)     $   (479)
                                                         =========     =========     =========     =========

Calculation of net income (loss) per share:
Net loss                                                 $     (5)     $   (544)     $   (130)     $   (479)

Preferred stock accretion                                      --           (33)           --           (17)

Preferred stock dividend                                       --           (25)           --           (13)
                                                         ---------     ---------     ---------     ---------
Net income (loss) applicable to common shares            $     (5)     $   (602)     $   (130)     $   (509)
                                                         =========     =========     =========     =========

NET LOSS PER SHARE

   basic                                                 $     --      $  (0.14)     $  (0.03)     $  (0.11)
                                                         =========     =========     =========     =========
   fully diluted                                         $     --      $  (0.14)     $  (0.03)     $  (0.11)
                                                         =========     =========     =========     =========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

   basic                                                    4,503         4,254         4,510         4,486
                                                         =========     =========     =========     =========
   fully diluted                                            4,503         4,254         4,510         4,486
                                                         =========     =========     =========     =========


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                                      SUPERIOR GALLERIES, INC.
                                           BALANCE SHEETS
                                           (In thousands)


                                                                       December
                                                                       31, 2004          June 30,
                                                                      (Unaudited)          2004
                                                                     -------------     -------------
                                               ASSETS

CURRENT ASSETS

   Cash                                                              $        286      $        447
   Accounts receivable, net of allowance for uncollectible
      accounts of $115,522 (Dec. '04) and $259,007 (Jun. '04)               1,978             3,713
   Auction and customer advances                                            4,454             6,402
   Inventories                                                              6,761             6,106
   Prepaid expense and other                                                  144                51
                                                                     -------------     -------------
Total current assets                                                       13,623            16,719

Property and equipment, net                                                   161               135
Other assets                                                                   --                11
                                                                     -------------     -------------

      TOTAL ASSETS                                                   $     13,784      $     16,865
                                                                     =============     =============

                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Line of credit - related party                                    $      6,250      $      6,600
   Line of credit                                                           2,500             2,500
   Accounts payable and accrued expenses                                    3,860             7,261
   Notes payable to a related party                                           350               300
   Notes payable                                                              650                --
   Series A stock redemption payable                                          481               344
                                                                     -------------     -------------
      Total current liabilities                                            14,091            17,005
                                                                     -------------     -------------
LONG-TERM LIABILITIES

   Notes payable to a related party, net of current portion                   500               600
   Series A stock redemption payable, net of current portion                  206               344
                                                                     -------------     -------------
      Total long-term liabilities                                             706               944
                                                                     -------------     -------------
         TOTAL LIABILITIES                                                 14,797            17,949
                                                                     -------------     -------------
COMMITMENTS AND CONTINGENCIES (NOTES 5, 7, 8 AND 9)

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, 3,193,000 shares undesignated,
      none outstanding
    Series B convertible preferred stock $1.00 par value
      3,400,000 shares designated 3,400,000 shares issued
      and outstanding with a liquidation preference of $3,400,000           2,967             2,967
    Series D convertible preferred stock $1.00 par value
      2,000,000 shares designated 2,000,000 shares issued
      and outstanding with a liquidation preference of $2,000,000           1,931             1,931
   Common stock, $0.001 par value, 12,500,000 shares
      authorized; 4,509,942 outstanding as of December 31, 2004
      and 4,485,942 outstanding as of June 30, 2004                             4                 4
   Additional paid in capital                                               7,987             7,912
   Accumulated deficit                                                    (13,902)          (13,898)
                                                                     -------------     -------------
         Total stockholders' equity (deficit)                              (1,013)           (1,084)
                                                                     -------------     -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                 $     13,784      $     16,865
                                                                     =============     =============


         Contact:
         Superior Galleries, Inc., Beverly Hills

         Paul Biberkraut 310-203-9855 or paulb@sgbh.com

         Investor Relations Contact:
         CCG Investor Relations
         Sean Collins, Partner, at 818-789-0100


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